                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Genzyme Corporation of our report dated February 27, 1995 on our audits of the consolidated financial statements and financial statement schedule of IG Laboratories, Inc. as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, which report is included in the IG Laboratories, Inc. 1994 Annual Report on Form 10-K.


                                                   /s/ Coopers & Lybrand, L.L.P.

Boston, Massachusetts
August 7, 1995